Exhibit 99.1

Gold Horse International Expands Board of Directors

with Election of International Business Leader

HOHHOT, China, June 23, 2010/PRNewswire-Asia/ -- Gold Horse International, Inc., (OTC Bulletin Board:GHII.ob - News) ("Gold Horse" or "the Company"), a diversified China based construction company that also controls and operates a real estate development business and a hotel / banquet facility in Inner Mongolia, announced today that Mr. Noel “Bud” Robyn, a respected international business leader, has joined its Board of Directors.

Mr. Liankuan Yang, Chairman and CEO of Gold Horse, stated:  “We are honored that Bud Robyn has agreed to become a director of the company. Expanding the Board of Directors is part of our strategy to diversify the company’s leadership to attain its goal of reaching a senior stock exchange in the coming months. Mr. Robyn will be arriving in Hohhot during the second week of July, when we have scheduled our annual Board of Directors meeting.”

Mr. Robyn commented from his Florida office: “I am excited to join the board of Gold Horse International and I am eager to contribute to the profitable growth of this already very successful business. I plan to visit Gold Horse Hohhot headquarters in early July to meet with Mr. Yang and management in order to become more familiar with the company’s operations and opportunities in the region.”

The company offered a summary of Mr. Robyn’s résumé:

Bud Robyn has managed global businesses for 30 years and created over $1 billion in shareholder value.  He speaks 5 languages, honed from living and working in Germany, France, Mexico, Colombia, Venezuela, Brazil and Argentina in addition to the US, his native country.

Mr. Robyn served as the President and Managing Director of the South American division of Ralston Purina. Following this, he was the President and Managing Director of the Latin American division of ConAgra Foods.  Subsequently, he was the Managing Director of the global business of a pharmaceutical/biological products division of Rhone Poulenc, now Merial, a subsidiary of Sanofi Aventis. In recent years, he traveled extensively in China, where he is currently seeking investment opportunities.

Most recently, Mr. Robyn was Senior Vice President of Thunderbird School of Global Management, where he managed all executive degree and certificate education activities in the US and multiple international locations and where he built a "best-in-industry" global presence. Thunderbird is the oldest and largest graduate school of international management and has been rated the world’s best university in global management education.

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant and banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot. For more information on the Company, visit http://www.goldhorseinternational.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as cost overruns, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (http://www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Gold Horse International, Inc.

Mr. Adam Wasserman, CFO

Phone: +1-800-867-0078 x702

Email: adamw@cfooncall.com